Exhibit 99.1

Date: June 2, 2015	CorVel Corporation
2010 Main Street
Suite 600
Irvine, CA 92614

FOR IMMEDIATE RELEASE	Contact: Heather H. Burnham
Phone: 949-851-1473
http://www.corvel.com

CorVel Announces Revenues and Earnings

IRVINE, California, June 2, 2015 — CorVel Corporation (NASDAQ: CRVL) announced the results for the quarter and fiscal year ended March 31, 2015. Revenues for the quarter ended March 31, 2015 were $122 million and were $120 million in the same quarter of the prior year. Earnings per share for the quarter ended March 31, 2015 were $0.27 and were $0.39 for the same quarter of the prior year.

Revenues for the fiscal year ended March 31, 2015 were $493 million and were $479 million for the same period of the prior year. Earnings per share for the fiscal year ended March 31, 2015 were $1.37 and were $1.61 in the same period for the prior year.

During the year the Company increased investments in its proprietary preferred provider network (PPO). Improvements were made to the verification of provider data, as well as investments in the end use experience to better assist constituents’ access to care. Another critical component is the assistance of healthcare professionals with the reimbursement for patient care. Investments in a robust provider portal now presents accounting information to provider practices to ease their reimbursement processing. CorVel’s PPO continues to be a key component of the Company’s managed care assets.

About CorVel

CorVel Corporation is a national provider of innovative workers’ compensation, auto, liability and health solutions for employers, third party administrators, insurance companies, and government agencies seeking to control costs and promote positive outcomes. We apply technology, intelligence, and a human touch throughout the risk management process so our clients can intervene early and often while being connected to the critical intelligence they need to proactively manage risk. With a robust technology platform at its core, our connected solution is delivered by a national team of associates who are committed to helping clients design and administer programs that meet their organization’s performance goals.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

All statements included in this press release, other than statements or characterizations of historical fact, are forward-looking statements. These forward-looking statements are based on the Company’s current expectations, estimates and projections about the Company, management’s beliefs, and certain assumptions made by the Company, and events beyond the Company’s control, all of which are subject to change. Such forward-looking statements include, but are not limited to, statements relating to the Company’s results of operations, including product investment strategies, bill review and claims management services. These forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause the Company’s actual results to differ materially and adversely from those expressed in any forward-looking statement.

The risks and uncertainties referred to above include, but are not limited to, factors described in this press release and the Company’s filings with the Securities and Exchange Commission, including but not limited to “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended March 31, 2014 and the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2014, September 30, 2014 and December 31, 2014. The forward-looking statements in this press release speak only as of the date they are made. The Company undertakes no obligation to revise or update publicly any forward-looking statement for any reason.

CorVel Corporation

Quarterly Results - Income Statement

Quarters and Fiscal Year Ended March 31, 2014 and March 31, 2015

Quarter Ended	March 31, 2014	March 31, 2015
Revenues	120,246,000	122,195,000
Cost of revenues	93,709,000	99,521,000

Gross profit	26,537,000	22,674,000

General and administrative	13,704,000	13,616,000

Income from operations	12,833,000	9,058,000

Income tax expense	4,500,000	3,482,000

Net income	8,333,000	5,576,000

Earnings Per Share:
Basic	$0.40	$0.27
Diluted	$0.39	$0.27
Weighted Shares
Basic	20,945,000	20,325,000
Diluted	21,270,000	20,515,000

Fiscal Year Ended	Fiscal Year March 31, 2014	Fiscal Year March 31, 2015
Revenues	478,816,000	492,625,000
Cost of revenues	370,335,000	392,656,000

Gross profit	108,481,000	99,969,000

General and administrative	51,974,000	54,405,000

Income from operations	56,507,000	45,564,000

Income tax expense	22,115,000	16,974,000

Net income	34,392,000	28,590,000

Earnings Per Share:
Basic	$1.63	$1.38
Diluted	$1.61	$1.37
Weighted Shares
Basic	21,104,000	20,669,000
Diluted	21,372,000	20,890,000

CorVel Corporation

Quarterly Results - Condensed Balance Sheet

March 31, 2014 and March 31, 2015

	March 31, 2014	March 31, 2015
Cash	34,866,000	25,516,000
Customer deposits	16,142,000	17,319,000
Accounts receivable, net	57,229,000	57,537,000
Prepaid expenses and taxes	5,862,000	11,675,000
Deferred income taxes	6,861,000	7,181,000
Property, net	51,253,000	56,299,000
Goodwill and other assets	42,268,000	43,227,000

Total	214,481,000	218,754,000

Accounts and taxes payable	18,465,000	15,770,000
Accrued liabilities	53,375,000	58,318,000
Deferred tax liability	16,119,000	16,743,000
Paid in capital	118,834,000	123,443,000
Treasury stock	-328,480,000	-360,278,000
Retained earnings	336,168,000	364,758,000

Total	214,481,000	218,754,000